                                  INSTRUCTIONS
                 TO BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                              DURA OPERATING CORP.
                     9% SENIOR SUBORDINATED NOTES DUE 2009

    To Participant of the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus, dated August 9, 1999 (the "Prospectus") of Dura Operating Corp., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 9% Senior Subordinated Notes due 2009 (the "Notes") held by you for the account of the undersigned.

    The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

    [EURO]             of the 9% Senior Subordinated Notes due 2009

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / TO TENDER the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF ANY):

            [EURO]          of the 9% Senior Subordinated Notes due 2009

    / /  NOT TO TENDER any Notes held by you for the account of the undersigned.

    If the undersigned instruct you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that the undersigned is acquiring the notes to be received in the Exchange Offer (the "Exchange Notes") in the ordinary course of business of the undersigned, the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer;" and
(iv) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company or any Subsidiary Guarantor; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

           Check this box if the Beneficial Owner of the Notes is a Participating
           Broker-Dealer and such Participating Broker-Dealer acquired the Notes for its own
  / /      account as a result of market-making activities or other trading activities. IF
           THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO DURA OPERATING
           CORP., ATTENTION CHIEF FINANCIAL OFFICER, FACSIMILE (248) 299-7518.

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                                   SIGN HERE

  Name of beneficial owner(s): _______________________________________________

  Signature(s): ______________________________________________________________

  Name (PLEASE PRINT): _______________________________________________________

  Address: ___________________________________________________________________

                                         _____________________________________

                                         _____________________________________

  Telephone number: __________________________________________________________

  Taxpayer Identification or Social Security Number: _________________________

  Date: ______________________________________________________________________

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